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                                  EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CIENA Corporation of our report dated December 6, 2000 relating to the consolidated financial statements of CIENA which appear in CIENA's Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

McLean, VA
January 2, 2001